77D

Effective November 1, 2011, the Global Opportunities Fund adopted changes to its investment strategies and investment objective as set forth in Post-Effective Amendment
No. 183 under the Securities Act of 1933 as filed with the Securities and Exchange
Commission on October 26, 2011.